Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-62478 of Office Depot, Inc. on Form S-3 and Registration Statements No. 333-45591, No. 333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No. 333-41060, No. 333-80123, No. 333-90305 and No. 333-123527 of Office Depot, Inc. on Forms S-8 of our reports dated February 13, 2006 relating to the consolidated financial statements and the consolidated financial statement schedules of Office Depot, Inc. (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in method of accounting for cooperative advertising arrangements) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Fort Lauderdale, Florida
February 13, 2006